UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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NDCHEALTH CORPORATION

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The following is a press release of NDCHealth Corporation, dated September 29, 2005.

NDC Plaza

Atlanta, GA 30329-2010

Contact:
Robert P. Borchert
VP-Investor Relations
NEWS RELEASE	404.728.2906
robert.borchert@ndchealth.com

NDCHealth Announces Early Termination of HSR Waiting Period

ATLANTA – September 29, 2005 – NDCHealth Corporation (NYSE: NDC) today announced it has received notification of early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (HSR) with respect to the proposed sale of NDCHealth’s information management business to Wolters Kluwer (ASE: WKL) as well as Per-Se Technologies’ (Nasdaq: PSTI) proposed acquisition of NDCHealth.

As previously announced, the companies signed definitive agreements pertaining to these transactions, which, subject to approval by both NDCHealth and Per-Se shareholders and other customary closing conditions, are anticipated to close three to six months from signing.

NDCHealth is a leading information solutions company serving all sectors of healthcare. Its network solutions automate the exchange of information among pharmacies, payers, hospitals and physicians. Its systems and information management solutions help improve operational efficiencies and business decision making for providers, retail pharmacy and pharmaceutical manufacturers. Headquartered at Atlanta, Ga., NDCHealth provides information vital to the delivery of healthcare every day. For more information, please visit www.ndchealth.com

Important Legal Information

This communication is being made in respect of the proposed acquisition transaction involving NDCHealth Corporation and Per-Se Technologies. This communication shall not constitute an offer of any securities for sale. In connection with the proposed transaction, NDCHealth and Per-Se have filed a registration statement on Form S-4 containing a preliminary joint proxy statement/prospectus for the stockholders of both companies with the SEC, and each will be filing other documents regarding the proposed transactions with the SEC as well. Before making any voting or investment decision, investors are urged to read the preliminary joint proxy statement/prospectus regarding the proposed transactions and any other relevant documents carefully in their entirety when they become available, as well as any amendments and supplements thereto, as they will contain important information about the proposed transaction. The final joint proxy statement/prospectus will be mailed to the shareholders of both NDCHealth and Per-Se.

You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from NDCHealth’s website (www.ndchealth.com) under the tab “Investor Relations” through the “SEC Filing” link. You may also obtain these documents, free of charge, from Per-Se’s website (www.per-se.com) under the tab “Investors” through the “SEC Filing” link.

NDCHealth Corporation and Per-Se Technologies and their respective directors and executive officers may be deemed participants in the solicitation of proxies from stockholders in connection with this transaction. Information about the directors and executive officers of NDCHealth and Per-Se Technologies and information about other persons who may be deemed participants in this transaction will be included in the joint proxy statement/prospectus. You can find information about NDCHealth’s executive officers and directors in NDCHealth’s Form 10-K/A filed with the SEC on September 14, 2005. You can find information about Per-Se Technologies’ executive officers and directors in Per-Se’s definitive proxy statement filed with the SEC on March 25, 2005.

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